UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  November 28, 2006

ARTISTdirect, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30063	95-4760230
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1601 Cloverfield Boulevard, Suite 400 South
Santa Monica, California		90404-4082
(Address of Principal Executive Offices)		(Zip Code)

(310) 956-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On November 28, 2006, ARTISTdirect, Inc., a Delaware corporation (the “Registrant”), acknowledged the terms of a release of claims (“Release”) entered into by Nicholas Turner, the Registrant’s former Vice President, Business Development (“Turner”).  Pursuant to the terms of the Release, Turner has agreed to fully waive any and all claims that he may have against the Registrant, including any such claims related to the terms of his employment or otherwise, if any, that may have arisen prior to the execution date of the Release.  The Registrant further acknowledged that the effective date of Turner’s resignation as the Registrant’s Vice President, Business Development is August 31, 2006.  A copy of the Release is attached to this Current Report on Form 8-K as Exhibit 10.1.

The Registrant and Turner entered into an independent contractor agreement dated November 28, 2006 (the “Contractor Agreement”), which is Exhibit A to the Release, in order to provide for Turner’s continued services with the Registrant.  The Contractor Agreement shall remain in effect for a period of eight months, commencing as of September 1, 2006 (“Term”); provided, that, the Contractor Agreement may be terminated prior to the end of the Term by Turner for any reason or by the Registrant (i) for “cause,” (ii) the death or disability of Turner or (iii) for any reason at its option effective as of December 31, 2006 by making a one-time payment to Turner of $30,000 in the aggregate (the “Option”).  The Option may be exercised by the Registrant only after it has paid Turner his base fee for December 2006 (as described below) and on or prior to December 20, 2006.  The Contractor Agreement prohibits Turner from engaging in certain competitive business activities and from soliciting existing employees, customers, clients or vendors of the Registrant or its subsidiaries. The covenants not to compete or solicit expire on the later of April 30, 2007 and the date of termination of Turner’s consulting services with the Registrant. In consideration, Turner is entitled to receive from the Registrant a base fee of $12,500 for the first four month period (comprised of $5,000 in cash and $7,500 in the form of a loan, which shall be forgiven on April 30, 2007 if Turner has complied with the provisions of the covenants not to compete or solicit) and $7,500 per month during the second four month period (including a recoupable advance), as well as certain commission and bonus amounts assuming achievement of specified milestones. The Contractor Agreement was approved by the Compensation Committee of the Registrant’s Board. A complete copy of the Contractor Agreement is attached to this Current Report as Exhibit 10.2.

Item 5.02.              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Terms of the Release dated November 28, 2006, and as described in Item 1.01 above, Turner resigned as the Registrant’s Vice President, Business Development effective August 31, 2006.  Turner appeared as a “named executive officer” in the Registrant’s 2006 proxy materials.

Item 9.01.              Financial Statements and Exhibits.

 (d)          Exhibits.

A list of exhibits required to be filed as part of this Current Report on Form 8-K is set forth under the “Exhibit Index,” which is set forth below and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTISTdirect, Inc.
(Registrant)

Date: November 30, 2006	By:	/s/ Robert N. Weingarten
	Name:	Robert N. Weingarten
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Title

10.1	Release of Claims dated as of November 28, 2006 by Nicholas Turner.

10.2	Independent Contractor Agreement dated as of November 28, 2006 by and between ARTISTdirect, Inc. and Nicholas Turner.